UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2013

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Increase in Borrowing Base Availability under KeyBank Line of Credit

As previously reported in a Current Report on Form 8-K filed on April 4, 2012, Carter Validus Mission Critical REIT, Inc. (the “Company”), through its operating partnership, Carter/Validus Operating Partnership, L.P. (“CVOP”), entered into a credit agreement (as amended from time to time, the “KeyBank Line of Credit Agreement”) with KeyBank National Association (“KeyBank”) and the other lenders party thereto, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $110,000,000 (the “KeyBank Line of Credit”), consisting of a $55,000,000 revolving line of credit, with a maturity date of November 19, 2015, subject to CVOP’s right to a 12-month extension, and a $55,000,000 term loan, with a maturity date of November 19, 2016, subject to CVOP’s right to a 12-month extension.

On June 24, 2013, in connection with the June 11, 2013 acquisition of a 15,462 rentable square foot healthcare facility located in Goshen, Indiana (the “Fresenius Healthcare Facility”), CVOP, through a wholly-owned subsidiary, entered into a joinder agreement and an assignment of leases and rents with KeyBank to add the Fresenius Healthcare Facility to the collateral pool of the KeyBank Line of Credit, which increased CVOP’s borrowing base availability under the KeyBank Line of Credit by approximately $2,358,000, bringing the total borrowing base availability under the KeyBank Line of Credit to an aggregate of $89,284,000. As previously disclosed in the Current Report on Form 8-K filed on March 19, 2013, the KeyBank Line of Credit bears interest at per annum rates equal to, at CVOP’s option, either: (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP; or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP. CVOP also pledged a security interest in the Fresenius Healthcare Facility as collateral to secure the KeyBank Line of Credit pursuant to a mortgage agreement, dated June 24, 2013.

As of June 24, 2013, CVOP had an outstanding balance of $55,000,000 and approximately $34,284,000 remaining available under the KeyBank Line of Credit.

The material terms of the joinder agreement, the assignment of leases and rents and the mortgage agreement are qualified in their entirety by the agreements attached as Exhibit 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Joinder Agreement by HC–2257 Karisa Drive, LLC to KeyBank National Association, as Agent, dated June 24, 2013.

10.2	Assignment of Leases and Rents by HC–2257 Karisa Drive, LLC to KeyBank National Association, dated June 24, 2013.

10.3	Mortgage and Security Agreement by HC–2257 Karisa Drive, LLC, as Mortgagor, to KeyBank National Association, as Agent, dated June 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

Dated: June 26, 2013